UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 13, 2020

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

Delaware	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	DE	New York Stock Exchange
8½ % Debentures Due 2022	DE22	New York Stock Exchange
6.55% Debentures Due 2028	DE28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Deere & Company One John Deere Place, Moline, IL 61265 USA Phone: 309-765-8000 www.JohnDeere.com

DEERE EARNINGS CALL TO BE BROADCAST ON WEBSITE

MOLINE, IL -- (13 May 2020) Deere & Company today said its second-
quarter 2020 earnings call would be broadcast over the internet on Friday, 22
May, beginning at 9:00 a.m. central time. During the call, the company’s financial and operating performance will be discussed with analysts, investors and other members of the financial community.

The earnings call can be accessed at www.JohnDeere.com/earnings. The recorded call will be available on the Deere website for a period of time afterward. The Deere earnings release, other financial information and earnings call information slides referred to in the call, can be accessed at the link above.

# # #

Deere & Company (NYSE: DE) is a world leader in providing advanced products and services and is committed to the success of customers whose work is linked to the land - those who cultivate, harvest, transform, enrich and build upon the land to meet the world’s dramatically increasing need for food, fuel, shelter and infrastructure. Since 1837, John Deere has delivered innovative products of superior quality built on a tradition of integrity. For more information, visit John Deere at its worldwide website at
www.JohnDeere.com.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

	By:	/s/ Todd E. Davies
Todd E. Davies
Secretary
Dated: May 13, 2020